Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

ATS SUB I, INC.

ARTICLE I

Name

The name of the corporation is ATS Sub I, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL “).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporatjon shall have authority to issue is 1,000, aU of which shall be shares of Common Stock, par value $.01 per share.

ARTICLE V

Directors

(a) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(b) To the fullest extent pennitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(a) General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) may indemnify, if the Board of Directors of the Corporation (the “Board of Directors”) detennines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to, or is involved in any mamler in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case, to the fullest extent authorized or pelmitted by law, as now or hereafter in effect.

(b) Proceedings Initiated by any Person. Notwithstanding anything to the contTary contained in subsection (a) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereot) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

(c) Advancement of Expenses. The rights to indemnification conferred in this Article VI also include, to the fullest extent pennitted by applicable law, the right to be paid the expenses (including attorneys’ fees) incurred in connection with any such civil,

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criminal, administrative or investigative action, suit or proceeding in advance of its final disposition.

(d) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, agajnst any liabHity asserted against him or her and incuITed by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indeuU1ify him or her against such liability under the provisions of applicable law.

(e) Repeal or Modification. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

By-Laws

The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

ARTICLE VIII

Reorganization

Whenever a compromise or anangement is proposed between this Corporation and its creditors or any class of them andlorbetween this Corporation and its stockholders or any class of them, any coul1 of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of tIUstees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, andlor of the stockholders or class of stockholders of this Corporation, as the case

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may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of credhors, and/or on all the stockholders or class of stockholders. of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Amendment

The Corporation reserves tbe right to amend. alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

ARTICLE X

Incorporator

The name and mailing address of the sole incorporator is as follows;

Name	Mailing Address

Claudia B. Guerra	Shearman & Sterling 599 Lexington Avenue New York, NY 10022

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I, THE UNDERSIGNED. being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11day of July, 1997.

/s/ Claudia B. Guerra
Claudia B. Guerra

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ATS Sub I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ATS Sub I, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is Apollo Galileo USA Sub I, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous :written consent to said amendment in accordance with the provisions of Section 228  of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ATS Sub I, Inc. has caused this certificate to be signed by Babetta R. Gray, its Senior Vice President - Legal and Secretary, this First day of June, 1998.

ATS Sub I, Inc.

By	/s/ Babetta R. Gray
Name:	Babetta R. Gray
Title:	Senior Vice President - Legal & Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

APOLLO GALILEO USA SUB I, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is APOLLO GALILEO USA SUB I, INC.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 24, 2002.

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Assistant Secretary